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                                                                    EXHIBIT 5.1


                                                                   May 12, 2000



United Pan-Europe Communications N.V.
Fred. Roeskestraat 123
1070 BT Amsterdam
The Netherlands




Dear Sirs,



                       REGISTRATION STATEMENT ON FORM S-4

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We render this opinion to be filed as an exhibit to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Registration Statement") on 9 May 2000 by you, United Pan-Europe Communications N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands (the "Company").

The Registration Statement relates to the proposed offer to exchange (the "Exchange Offer") all outstanding shares of common stock of SBS Broadcasting S.A. ("SBS") for ordinary shares A of the Company, nominal value Euro 1.00 per share (the "Shares"), including American depositary shares representing ordinary shares A of the Company, plus US$40.00 in cash (subject to adjustment as set forth in the Registration Statement) and upon the terms and subject to the conditions set forth in the Registration Statement.

We are members of the Amsterdam Bar and we express no opinion as to the laws of any jurisdiction other than the laws of The Netherlands as it stands and has been interpreted in published case law of the courts of The Netherlands as the date hereof. We express no opinion on tax law.

In arriving at the opinions expressed below, we have examined and relied upon only the following documents:

(a)   a faxed copy of the Registration Statement dated 12 May 2000;


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(b)      a faxed copy of a resolution taken by the Company's Board of Managing
         Directors dated 12 May 2000, signed by all members of the Board of Managing Directors;

(c) a faxed copy of a resolution taken by the Company's Board of Supervisory Directors dated 8 March 2000, signed by all members of the Board of Supervisory Directors;

(d) a faxed copy of a resolution taken by Company's General Meeting of Priority Shareholders dated 8 March 2000;

         (the resolutions referred to under (b) to (d) above collectively to be referred to as the "Resolutions")

and such other documents as we have deemed necessary in connection with this opinion. In examining and in describing the documents listed above and in giving this opinion we have, with your permission, assumed:

(i)      that the Registration Statement becomes and will remain effective;

(ii) the due compliance with all matters (including without limitation the obtaining of the necessary consents, licences, approvals and authorisations, the making of the necessary filings, lodgments, registrations and notifications and the payment of stamp duties and other taxes) under any law other than that of The Netherlands as may relate to or be required in respect of (a) the Registration Statement and (b) the Exchange Offer (including without limitation with regard to the exchange and payment for SBS shares);

(iii) that insofar as any obligation in connection with the Registration Statement fails to be performed in any jurisdiction outside The Netherlands, such performance will not be illegal or contrary to the public policy under the laws of that jurisdiction;

(iv) the genuineness of all signatures on all documents or on the originals thereof, the authenticity and completeness of all documents submitted as originals and the conformity of conformed, (photo)copy, faxed or specimen documents to the originals thereof;

(v)      that the Resolutions remain in full force and effect and unaltered; and

(vi) that the Shares will be paid for and delivered in accordance with the Registration Statement and that as a matter of Luxembourg law the Company will acquire valid title to the SBS shares tendered and not withdrawn in the Exchange Offer.

We have not been concerned with investigating or verifying the accuracy of any facts, certifications, representations or warranties stated or set out in the Registration Statement or in the other documents listed above (with the exception of those matters on which we specifically and expressly opine herein). To the extent that the accuracy of such facts, certifications,



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representations and warranties not so investigated or verified and, we have assumed, with your permission, that such facts, certifications, representations and warranties (with the exception of those matters on which we specifically and expressly opine herein) were true and accurate when made and remain true and accurate.

Based upon and subject to the foregoing and to the further qualifications set out below and subject to any factual matters, documents or events not disclosed to us by the parties concerned, having regard to such legal considerations as we deem relevant, we are of the following opinion:

Upon the completion of the Exchange Offer and the issue and exchange of the Shares in the manner contemplated in the Registration Statement, the Shares will be legally issued, fully paid up and non-assessable.

The opinion expressed above is subject to the following qualifications:

(A) the term "legal" as used above, means that any obligations assumed are of a type which Netherlands law generally recognises; they do not mean that these obligations will necessarily be enforced in all circumstances in accordance with their terms;

(B) our opinion is subject to and limited by the provisions of any applicable bankruptcy, insolvency, moratorium and other laws of general application relating to or affecting generally the enforcement of creditors' rights and remedies from time to time in effect.

This opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to. Nothing in this opinion should be taken as expressing an opinion in respect of any information contained in the Registration Statement examined in connection with this opinion, except as expressly confirmed herein.

This opinion:

(a) expresses and describes Netherlands legal concepts in English and not in their original Dutch terms; these concepts may not be identical to the concepts described by the English translations; consequently, this opinion is issued and may only be relied upon on the express condition that it shall be governed by and that all words and expressions used herein shall be construed and interpreted in accordance with the laws of The Netherlands;

(b)      speaks as of the date stated above;

(c)      is addressed to you and is solely for your benefit;

(d) is strictly limited to the matters set forth herein and no opinion may be inferred or implied beyond that expressly stated herein;



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(e)      may not be relied upon by or disclosed to any other person, company, enterprise or institution, except for disclosure to your legal advisers and any successors and assigns; and

(f) may not be used for any other purpose other than in connection with the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the references to our firm in the Registration Statement under the captions "Legal Matters" in the prospectus which is a part of the Registration Statement.

 Yours faithfully,

/s/ JOACHIM FLEURY

JOACHIM FLEURY


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